SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 5, 2003

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:  (408) 878-6500

Item 5.    Other Events.

On December 8, 2003, Riverstone Networks, Inc. (the “Company”) announced that its Board had appointed President and Chief Executive Officer Oscar Rodriguez as a director of the Company and that Romulus Pereira had resigned as director and Chairman of the Board of the Company. The Company also announced that the Company’s Board had created the designation of Lead Director and appointed William Weyand as Lead Director. Also on December 8, 2003, the Company announced that Piyush Patel had resigned as a director of the Company. Attached hereto, and incorporated by referenced herein, as Exhibits 99.1 and 99.2 are the press releases dated December 8, 2003 announcing these changes.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

99.1    Press release dated December 8, 2003.

99.2    Press release dated December 8, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 2003

RIVERSTONE NETWORKS, INC.

By	/S/ ROGER A. BARNES

Name:	Roger A. Barnes
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 8, 2003.

99.2	Press release dated December 8, 2003.